Exhibit 99.1
News Corp Announces Pricing and Upsizing of Private Offering of $1 Billion Senior Notes due 2029

NEW YORK (April 8, 2021) – News Corporation (“News Corp”) announced today the pricing of its private offering of $1 billion aggregate principal amount of Senior Notes due 2029 (the “Notes”). The aggregate principal amount of Notes to be issued in the offering was increased to $1 billion from the previously announced $750 million. The notes will bear interest at a rate of 3.875% per annum, payable semi-annually on May 15 and November 15 of each year, commencing November 15, 2021. The notes will mature on May 15, 2029. The sale of the Notes is expected to close on April 15, 2021, subject to customary closing conditions.

News Corp plans to use the net proceeds from the offering for general corporate purposes, which may include acquisitions and working capital.

News Corp has made the offering pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Notes will offer the Notes only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act of 1933 or under any state securities laws. Therefore, News Corp may not offer or sell the Notes within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes described in this press release, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About News Corp
News Corp (Nasdaq: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content and other products and services. The company comprises businesses across a range of media, including: digital real estate services, subscription video services in Australia, news and information services and book publishing. Headquartered in New York, News Corp operates primarily in the United States, Australia, and the United Kingdom, and its content and other products and services are distributed and consumed worldwide.

Contacts
News Corp Investor Relations
Michael Florin
212-416-3363
mflorin@newscorp.com

News Corp Corporate Communications
Jim Kennedy
212-416-4064
jkennedy@newscorp.com

Forward-Looking Statements
This release contains forward-looking statements based on current expectations or beliefs, as well as assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this release and include, among other things, statements related to the offering of Notes and whether or not News Corp will consummate the offering. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Many factors could cause actual results to differ materially from those described in these forward-looking statements. The forward-looking statements in this release speak only as of this date and we undertake no obligation (and expressly disclaim any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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